UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2026

MY SIZE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37370	51-0394637
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

HaNegev 4, POB 1026

Airport City, Israel 7010000

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code +972-3-600-9030

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	MYSZ	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 5, 2026 (the “Execution Date”), My Size, Inc. (the “Company,” “we,” “us” or “our”), entered into an Equity Purchase Agreement (the “Equity Purchase Agreement”) with Square Gate Capital Master Fund, LLC - Series 5 (the “Investor”), pursuant to which the Company will have the right, but not the obligation, to sell to the Investor, and the Investor will have the obligation to purchase from the Company, up to $10,000,000 (the “Maximum Commitment Amount”) worth of the Company’s shares of common stock, at the Company’s sole discretion, over the next 36 months (the “Put Shares”), subject to certain conditions precedent and other limitations.

Unless earlier terminated, the Equity Purchase Agreement will remain in effect until the earlier of August 5, 2029 (i.e., the expiry of the 36-month period commencing on the Execution Date) or the date on which the Investor has purchased the Maximum Commitment Amount (the “Commitment Period”). The Company has the right to terminate the Equity Purchase Agreement at any time, subject to certain provisions as set forth in the Equity Purchase Agreement. The Investor has the right to terminate the Equity Purchase Agreement under certain provisions as set forth in the Equity Purchase Agreement, including the continued listing of the Company’s common stock on an Eligible Market (as defined in the Equity Purchase Agreement).

During the Commitment Period, the Company will have the right, but not the obligation, to direct the Investor to make a purchase of the Put Shares by delivering written notice to the Investor (a “Put Notice”) on any trading day (the “Put Date”) to purchase a number of Put Shares pursuant to a formula set forth in the Equity Purchase Agreement. The number of Put Shares that the Company can issue to the Investor from time to time under the Equity Purchase Agreement may not exceed 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares issuable pursuant to a Put Notice. Put Notices mean either a Regular Put Notice or an Intraday Put Notice (each as defined in the Equity Purchase Agreement).

Notwithstanding anything to the contrary in the Equity Purchase Agreement, the Company may not effect, and Investor will not be obligated to make, any sales under the Equity Purchase Agreement to the extent that the aggregate number of shares issued under the Equity Purchase Agreement would exceed 1,024,597 shares (representing 19.99% of the aggregate number of shares of common stock issued and outstanding as of the Execution Date) (the “Exchange Cap”). The Exchange Cap will not apply if (a) the Company’s stockholders approve the issuance of shares of common stock pursuant to the Equity Purchase Agreement in excess of the Exchange Cap in accordance with the rules of the Nasdaq Stock Market, or (b) the Average Price (as defined below) of all applicable sales of shares hereunder (including any sales covered by a Regular Put Notice or Intraday Put Notice that has been delivered prior to the determination) equals or exceeds $0.3706 per share (which represents the lower of (i) the Nasdaq Official Closing Price immediately preceding the Execution Date and (ii) the average Nasdaq Official Closing Price for the five Trading Days immediately preceding the Execution Date). The “Average Price” is calculated by dividing the aggregate gross purchase price paid by Investor for all shares purchased under the Equity Purchase Agreement by the aggregate number of shares issued thereunder; for this calculation, the purchase price for each Commitment Share is deemed to be $0.00. As a result, if the market price of our common stock declines such that the Average Price falls below $0.3706 per share, we would be limited to issuing only 1,024,597 shares under the Equity Purchase Agreement unless we obtain stockholder approval.

 The per share purchase price for the Put Shares that the Company elects to sell to the Investor in a Regular Put Notice will be equal to 96.5% of the lowest daily volume-weighted average price (“VWAP”) during the Regular Valuation Period (as defined in the Equity Purchase Agreement). The per share purchase price for the Put Shares that we elect to sell to the Investor in an Intraday Put Notice will be equal to 100% of the lowest traded price during the Intraday Valuation Period (as defined in the Equity Purchase Agreement).

The Company also agreed to pay a $100,000 commitment fee (the “Commitment Fee”), which was paid in the form of 269,229 shares of common stock (“Commitment Shares”) issued to the Investor in accordance with the terms of the Equity Purchase Agreement.

Upon the earlier of (i) the Commitment Shares becoming eligible for resale under Rule 144 or (ii) the effectiveness of the registration statement covering the resale of the Commitment Shares, if the True-Up Commitment Share Reference Price (as defined in the Equity Purchase Agreement) is less than the Initial Commitment Share Reference Price (as defined in the Equity Purchase Agreement), the Company will immediately issue additional True-Up Commitment Shares (as defined in the Equity Purchase Agreement), for no additional cash consideration, so that the aggregate number of Commitment Shares equals $100,000 divided by the True-Up Commitment Share Reference Price. The True-Up Commitment Share Reference Price is generally based on the closing price of the common stock on or around the date on which the Registration Statement (as defined below) is declared effective by the Securities and Exchange Commission (“SEC”) or the date on which the initial Commitment Shares become Rule 144 eligible, whichever occurs first, as more fully described in the Equity Purchase Agreement. The Commitment Fee and Commitment Shares are fully earned as of the Execution Date and are not contingent upon any other event or condition, including the effectiveness of the registration statement or our submission of a Put Notice.

Unless waived by Investor, the Company has agreed not to issue any shares of common stock or other securities convertible into or exercisable or exchangeable for shares of common stock, or enter into any agreement to do so, (a) for a period of 10 Trading Days following the date the Registration Statement is declared effective by the SEC, and (b) during each Standstill Period (as defined in the Equity Purchase Agreement), which generally begins upon the submission of a Put Notice that has been accepted and ends upon the later of (1) the Trading Day following the expiration of the applicable Valuation Period and (2) the close of the trading day on which the aggregate trading volume of the common stock since issuance of such Put Notice exceeds 400% of the number of Put Shares sold pursuant to such Put Notice (the “Standstill”). The provisions of this Standstill restriction do not apply to sales of securities in an “at-the-market” offering, except during the period from the time when the Regular Valuation Period expires until the time specified in clause (b)(2) above. These restrictions may limit our ability to raise additional capital through equity financings during the term of the Equity Purchase Agreement.

During the Standstill, we are also prohibited from entering into variable rate transactions, as defined in the Equity Purchase Agreement, subject to certain customary exceptions. In addition, so long as the Equity Purchase Agreement remains in effect, we have agreed not to enter into any other equity line of credit agreement with any other party without Investor’s prior written consent. The Investor has covenanted not to cause or engage in any short sales or hedging transactions with respect to the shares of the Company’s common stock.

On August 5, 2026, the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investor, pursuant to which the Company agreed to submit to the SEC an initial registration statement on Form S-1 (the “Registration Statement”) by the 30th calendar day after the date of the Registration Rights Agreement, covering the resale of the Commitment Shares, which may have been, or which may from time to time be, issued under the Equity Purchase Agreement for public resale, and to use commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC.

The Equity Purchase Agreement and Registration Rights Agreement contain customary representations, warranties and agreements by the Company and customary conditions to the Investor’s obligation to purchase the Put Shares. Actual sales of shares of our common stock, if any, to the Investor under the Equity Purchase Agreement will depend on a variety of factors to be determined by the Company from time to time, including, among others, market conditions, the trading price of the Company’s common stock and determinations by the Company as to the appropriate sources of funding for the Company and its operations. The net proceeds to us from sales of our common stock to the Investor under the Equity Purchase Agreement, if any, will depend on the frequency and prices at which the Company sells shares to the Investor under the Equity Purchase Agreement. Any proceeds that the Company receives from sales of shares of our common stock to the Investor under the Equity Purchase Agreement will be used for working capital and general corporate purposes.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The foregoing descriptions of the Equity Purchase Agreement and the Registration Rights Agreement are summaries of the material terms of each such agreement, do not purport to be complete, and are qualified in their entirety by references to the full texts of the Equity Purchase Agreement and Registration Rights Agreement, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The matters described in Item 1.01 of this Current Report on Form 8-K with respect to the issuance of Commitment Shares under the Equity Purchase Agreement are incorporated herein by reference.

In the Equity Purchase Agreement, Investor represented to the Company, among other things, that it is an “accredited investor” (as such term is defined in Rule 501(a)(3) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)). The securities referred to in this current report on Form 8-K are being issued and sold by the Company to Investor in reliance upon the exemptions from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Equity Purchase Agreement, dated August 5, 2026, between the Company and Square Gate Master Fund, LLC - Series 5.
10.2	Form of Registration Rights Agreement, dated August 5, 2026, between the Company and Square Gate Master Fund, LLC - Series 5.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MY SIZE, INC.

Date: August 5, 2026	By:	/s/ Ronen Luzon
	Name:	Ronen Luzon
	Title:	Chief Executive Officer